Exhibit 23


CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the inclusion in this current report on Form 8-K of our report dated February 11, 1994, on the audit of the consolidated financial statements of Madison Gas and Electric
Company.



Milwaukee, Wisconsin                    COOPERS & LYBRAND
February 25, 1994